UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of Earliest Event Reported):
                        January 9, 2003 (January 8, 2003)

                             clickNsettle.com, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-21419                   25-2753988
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                             1010 Northern Boulevard
                           Great Neck, New York 11021
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (516) 829-4343

                       Index to Current Report on Form 8-K
                            of clickNsettle.com, Inc.
                                 January 9, 2003

Item                                                                        Page
----                                                                        ----

Item 5. Other Events                                                         3

        Signatures                                                           4

Item 5. Other Events.

On January 8, 2003, clickNsettle.com, Inc. ("the Company") announced that the Company will meet with the Nasdaq Listing Qualifications Panel on January 30, 2003 to consider its request for continued listing of the Company's common stock on The Nasdaq SmallCap Market. Until a decision is made by the Nasdaq Listing Qualifications Panel, the delisting of the Company's common stock from The Nasdaq SmallCap Market is stayed. There can be no assurance the Panel will grant the Company's request for continued listing. In the event the Panel determines to delist the Company's securities, the Company's common stock will be listed on the OTC Bulletin Board.

Previously, on December 23, 2002, the Company received a Nasdaq Staff Determination indicating that the Company failed to comply with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. Additionally, on September 25, 2002, the Company received a letter from the Nasdaq Staff that its common stock had failed to maintain a minimum market value of publicly held shares of $1,000,000. As a result, the Company had been provided 90 calendar days, or until December 24, 2002, to regain compliance. The Company has not been able to regain compliance. Furthermore, on November 6, 2002, the Company received a letter from the Nasdaq Staff that its common stock had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days. As a result, the Company has been provided 180 calendar days, or until May 5, 2003, to regain compliance.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

                  clickNsettle.com, Inc.


                  By: /s/ Roy Israel

                  Name:  Roy Israel
                  Title: Chief Executive Officer and President


                  By: /s/ Patricia Giuliani-Rheaume

                  Name:  Patricia Giuliani-Rheaume
                  Title: Chief Financial Officer and Vice President

Date: January 9, 2003